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Eye Care Centers of America, Inc.                                   Exhibit 21.1
Subsidiaries of the Registrant
For the Year Ended 12/30/00

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                                                 Jurisdiction of     Name under which the
Subsidiary                                        Incorporation      subsidiary does business
--------------------------------------------      -------------      -----------------------------------

Enclave Advancement Group, Inc.(A)                    Texas          Enclave Advancement Group, Inc.

ECCA Managed Vision Care, Inc.(A)                     Texas          ECCA Managed Vision Care, Inc.

Visionworks Holdings, Inc.(A)                        Florida         Visionworks Holdings, Inc.

Visionworks, Inc.(B)                                 Florida         Visionworks

Visionworks Properties, Inc.(B)                      Florida         Visionworks Properties, Inc.

Eye Care Holdings, Inc.(A)                          Delaware         Eye Care Holdings, Inc.

Hour Eye's Inc.(C)                                  Maryland         Hour Eyes

Metropolitan Vision Services, Inc.(C)               Virginia         Metropolitan Vision Services

Visionary Retail Management, Inc.(C)                Delaware         Visionary Retail Management, Inc.

Visionary Properties, Inc.(C)                       Delaware         Visionary Properties, Inc.

Visionary MSO, Inc.(C)                              Delaware         Visionary MSO, Inc.

Stein Optical, Inc.(C)                              Delaware         Stein Optical, Inc.

Vision World, Inc.(C)                               Delaware         Vision World, Inc.

Eye DRx Retail Management, Inc.(C)                  Delaware         Eye DRx Retail Management, Inc.

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(A) 100% owned by Eye Care Centers of America, Inc.
(B) 100% owned by Visionworks Holdings, Inc.
(C) 100% owned by Eye Care Holdings, Inc.